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                                                                   Exhibit 10.18

               FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
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    THIS FIRST AMENDMENT MADE AND ENTERED INTO at Cleveland, Ohio effective as of this 6th day of December, 1996, by and between FOREST CITY ENTERPRISES, INC. the "Company" and CHARLES A. RATNER the "Employee" to an Agreement between said parties dated February 1, 1994.

    WHEREAS, the Board of Directors of the Company have authorized the Company to purchase a "Split Dollar" Insurance Policy on the life of the Employee.

    NOW, THEREFORE, it is agreed that:

    1. The Employment Agreement dated February 1, 1994 is amended to provide that the Company purchase a TEN MILLION AND 00/100 DOLLAR ($10,000,000.00) "Split Dollar" Insurance Policy on the life of the Employee in accordance with the terms of a Split Dollar Insurance Agreement And Assignment Of Life Insurance Policy As Collateral dated 24th day of October, 1996 between the Company and the Employee.

    2. In all other respects the Employment Agreement dated February 1, 1994 is in full force and in effect except as amended hereby.

    IN WITNESS WHEREOF, the parties hereto have set their hands the day and year first above written.

                                        FOREST CITY ENTERPRISES, INC.

                                        By: /s/ Thomas G. Smith
                                           ------------------------------------
                                           Thomas G. Smith, Secretary


                                           /s/ Charles A. Ratner
                                           ------------------------------------
                                           CHARLES A. RATNER, Employee